As filed with the Securities and Exchange Commission on September 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEARTSCIENCES INC.

(Exact name of registrant as specified in its charter)

Texas	26-1344466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

550 Reserve Street, Suite 360

Southlake, TX 76092

(682) 237-7781

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Simpson

Chairman and Chief Executive Officer

HeartSciences Inc.

550 Reserve Street, Suite 360

Southlake, TX 76092

(682) 237-7781

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sasha Ablovatskiy, Esq.

Jonathan Shechter, Esq.

Foley Shechter Ablovatskiy LLP

641 Lexington Ave, 14th Floor

New York, NY 10022

Tel: (212) 335-0466

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”), the Company intends to continue to offer and sell securities under the Company’s Registration Statement on Form S-3 (File No. 333-274554) originally filed on September 18, 2023, and declared effective on September 28, 2023 (the “Prior Registration Statement”), until the earlier of (i) the date on which the registration statement of which this prospectus forms a part (this “Registration Statement”) is declared effective by the U.S. Securities and Exchange Commission, and (ii) March 27, 2027, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Until the Expiration Date, the Company may continue to use the Prior Registration Statement and related prospectus supplements for offerings thereunder. In particular, the Company may continue to offer and sell under the Prior Registration Statement shares of its common stock in the Company’s at the market offering through or to Maxim as sales agent, which offering shall remain registered under the Prior Registration Statement using a prospectus supplement filed on September 28, 2023 (as supplemented from time to time) until the Expiration Date. The Prior Registration Statement and all offers and sales thereunder will be deemed terminated on the Expiration Date, except to the extent covered by this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes unsold securities under the Prior Registration Statement, in addition to new securities being registered on this Registration Statement. Pursuant to Rule 415(a)(6), on or before the Expiration Date, the Company may file a pre-effective amendment to this Registration Statement to update the amount of unsold securities previously registered by the Prior Registration Statement being registered hereby, and continue to offer and sell such unsold securities under this Registration Statement, including without limitation by continuing to conduct the at-the-market offering referenced above. If applicable, such pre-effective amendment shall identify such unsold securities to be included in this Registration Statement, and the amount of any new securities to be registered on this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 25, 2026

HEARTSCIENCES INC.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus will allow HeartSciences Inc. (the “Company”, “we”, “us” or “our”) to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer shares of our common stock or preferred stock upon conversion of or in exchange for the debt securities; common stock or preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

We previously completed our initial public offering of units (the “IPO Units”) consisting of shares of our common stock and warrants to purchase shares of our common stock (the “IPO Warrants”), on June 17, 2022. Our common stock and our IPO Warrants are listed on the Nasdaq Capital Market under the symbols “HSCS” and “HSCSW”, respectively. On September 22, 2026, the last reported sale price of our common stock on Nasdaq Capital Market was $4.61 per share and the price of our warrants was $0.04.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting ordinary shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding ordinary shares held by non-affiliates is less than $75 million.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2026.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, $0.001 par value per share (the “common stock”), preferred stock, $0.001 par value per share (the “preferred stock”), various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

The aggregate amount of securities that we may offer under the registration statement is $200,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. We are subject to the provisions of General Instruction I.B.6. of the General Instructions to Form S-3, which provide that as long as the aggregate market value of our outstanding voting and non-voting ordinary shares held by non-affiliates of our company is less than $75,000,000, then the aggregate market value of securities sold by us or on our behalf on Form S-3, during the period of 12 calendar months immediately prior to, and including, the sale, is no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of our company. We have no outstanding non-voting ordinary shares.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “HeartSciences,” the “Company,” “we,” “us,” “our” and similar terms refer to HeartSciences Inc., a Texas corporation, together with its subsidiaries.

All references in this prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Our Business

We are a healthcare information technology company focused on advancing electrocardiography (“ECG” or “EKG”) through the integration of artificial intelligence (“AI”). Our first commercial product is MyoVista Insights™, a cloud-native, vendor- and device-agnostic ECG management platform designed to modernize ECG workflows and enable scalable deployment of AI-ECG capabilities across healthcare systems.

MyoVista Insights™ is classified as a Medical Device Data System (“MDDS”) and is exempt from the FDA 510(k) requirements. The platform is designed to streamline ECG study organization, enhance waveform analysis, and simplify clinical workflows, enabling more efficient interpretation, storage, and management of ECG data. It is also designed to host AI-ECG algorithms from multiple vendors and integrate them directly into clinical workflows, providing a flexible and extensible foundation for the adoption of AI in ECG.

Following its early adopter launch in 2025, we have implemented phased enhancements to MyoVista Insights™. In March 2026, we released a significant version upgrade for broader deployment across cardiology and healthcare IT environments. This release included mobile device access, enhanced reporting capabilities, and expanded interoperability designed to support integration across large health systems and enterprise environments.

In March 2026, MyoVista Insights™ received Epic Toolbox designation for the ECG Management System category from Epic Systems Corporation. We believe this designation supports its positioning within enterprise healthcare IT ecosystems and may facilitate adoption within Epic-enabled health systems.

We expect to generate revenue from installation fees, software-as-a-service (“SaaS”) usage fees, and fees associated with AI-ECG algorithms made available through the platform’s AI-ECG marketplace, including third-party algorithms.

We have also developed the MyoVista® wavECG™ device, which provides conventional ECG functionality and is designed to host embedded AI-ECG algorithms. We submitted the MyoVista wavECG device to the FDA for 510(k) premarket clearance in December 2025, and the submission remains under FDA review. We cannot provide assurance on the timing or outcome of the FDA’s review, and there can be no assurance that 510(k) clearance will be obtained.

Commercialization of the MyoVista® wavECG™ device would additionally require the integration and separate FDA clearance of an impaired cardiac relaxation (e’) algorithm, which requires further development and validation following updated American Society of Echocardiography (“ASE”) guidelines for the assessment of Left Ventricular Diastolic Dysfunction (“LVDD”), including revised age-based thresholds for cardiac relaxation (e’). This pathway involves having our Company incur significant additional research and development, regulatory and commercialization costs over an uncertain timeline, and is onerous and costly relative to our software platform. In addition, since the MyoVista® wavECG™ device’s original development, the emergence of cloud-based, device-agnostic platforms capable of delivering multiple AI-ECG algorithms across existing ECG equipment has, in our view, reduced the commercial rationale for pursuing a proprietary device with embedded algorithms. These considerations apply irrespective of the outcome of the pending FDA 510(k) review. Accordingly, our resources are now directed principally toward MyoVista Insights™, and we do not currently intend to commit significant additional resources to commercialization of the MyoVista® wavECG™ device. Reflecting these factors, we recorded a reserve of approximately $0.3 million against the remaining MyoVista® wavECG™ device inventory during the quarter ended July 31, 2026.

We will require additional funding to support working capital, continued development and commercialization of MyoVista Insights™.

Recent Developments

On June 23, 2026, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) among us, Fortitude Mining Holdings, Inc., a Delaware corporation (“Fortitude Seller”), Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Fortitude (“Fortitude HoldCo” and together with Fortitude Seller, “Fortitude”), and Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of ours (“Merger Sub”). The transactions contemplated by the Merger Agreement are referred to herein as the “Proposed Transaction” and are expected to close (the “Closing”) in the fourth quarter of 2026.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens generally applicable to public companies. In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”); and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act.

We intend to take advantage of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act. Please see “Risk Factors — We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock or IPO Warrants less attractive to investors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, filed with the SEC on July 23, 2026 (the “2026 Annual Report.”)

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates (and are not otherwise eligible to be a smaller reporting company), or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Further, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

Certain of the reduced reporting requirements and exemptions available to us as an “emerging growth company” are also available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. We will continue to be a smaller reporting company so long as (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of our second fiscal quarter. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We are a Texas corporation based in Southlake, Texas and were incorporated in Texas in August 2007. Our principal executive offices are located at 550 Reserve Street, Suite 360, Southlake TX 76092. Our telephone number is 682-237-7781. Our website address is www.heartsciences.com. We make available through our website, free of charge, copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Also posted on our website are certain corporate governance documents, including our Code of Business Conduct and Ethics. The reference to our website is textual in reference only, and the information included or referred to on, or accessible through, our website does not constitute part of, and is not incorporated by reference into, this registration statement or any other filing.

Available Information

Our main corporate website address is www.heartsciences.com. Copies of our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on Form 8-K and our other reports and documents filed with or furnished to the SEC, and any amendments to the foregoing, will be provided without charge to any shareholder submitting a written request to the Secretary at our principal executive offices or by calling (682) 237-7781. All of our SEC filings are also available on our website at https://ir.heartsciences.com as soon as reasonably practicable after having been electronically filed or furnished to the SEC. All of our SEC filings are also available at the SEC’s website at www.sec.gov. Such reports may also be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at (800) SEC-0330.

We provide notifications of news or announcements regarding our financial performance, including SEC filings, investor events, and press and earnings releases on the investor relations section of our corporate website. Investors can receive notifications of new press releases and SEC filings by signing up for email alerts on our website. Further corporate governance information, including our board committee charters and code of ethics, is also available on our website at https://ir.heartsciences.com. The information included on our website or social media accounts, or any of the websites of entities that we are affiliated with, is not incorporated by reference into this prospectus or in any other report or document we file with the SEC, and any references to our website or social media accounts are intended to be inactive textual references only.

Offerings Under This Prospectus

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports and our Preliminary Proxy Statement, as amended filed with the SEC on September 18, 2026, each as respectively filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements relate to our future plans, objectives, expectations and intentions and may be identified by terminology such as “may,” “will,” “should,” “expects,” “aims,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology. Readers are cautioned that these forward-looking statements are based on our current beliefs, expectations and assumptions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified below, under Part II, Item 1A “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2026, filed with the SEC on September 14, 2026, and those risks identified under Part I, Item 1A of our 2026 Annual Report. Therefore, actual results may differ materially and adversely from those expressed, projected or implied in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our device, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	the possibility that the Proposed Transaction does not close when expected or at all because the conditions to closing are not satisfied on a timely basis or at all, including the failure to timely obtain shareholder approval for the Proposed Transaction from our shareholders, if at all;

●	the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;

●	the possibility that the anticipated benefits of the Proposed Transaction are not realized when expected or at all;

●	the possibility that the vision, goals, and trajectory of Fortitude and our Company are not timely achieved or realized or achieved or realized at all;

●	the possibility that the integration of the two companies may be more difficult, time-consuming, or costly than expected;

●	the possibility that the Proposed Transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;

●	the diversion of our management’s attention from ongoing business operations and opportunities and other factors that may affect future results of Fortitude or our Company;

●	our expectation regarding the sufficiency of our existing cash and cash equivalents to fund our current operations;

●	our ability to receive regulatory clearances for the MyoVista wavECG and associated AI-ECG algorithms from the U.S. Food and Drug Administration (the “FDA”), and/or regulatory clearances for the MyoVista wavECG and associated AI-ECG algorithms or the MyoVista Insights™ from state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to the our current products or other future potential products;

●	our ability to further advance the development of the MyoVista Insights™, our ECG device agnostic platform and to develop and incorporate AI-ECG algorithms on that platform or the MyoVista wavECG, our 12-lead electrocardiograph (“ECG”) device and to incorporate an additional proprietary AI-ECG algorithm that we have been developing to detect cardiac dysfunction following changes in the ASE guidelines for the assessment of LVDD, as well as future potential products;

●	our ability to develop a cloud-based hardware agnostic platform and to develop and incorporate AI-ECG algorithms on that platform;

●	our ability to launch sales of the MyoVista Insights™, and AI-ECG algorithms, the MyoVista wavECG device, or any future potential products into the U.S.;

●	our assessment of the potential of the MyoVista Insights™, and AI-ECG algorithms, the MyoVista wavECG device, or any future potential products;

●	our planned level of capital expenditures and liquidity;

●	our plans to continue to invest in research and development to develop technology for new products;

●	our failure to maintain the continued listing requirements of Nasdaq (as defined below), including in connection with the consummation of the Proposed Transaction, could result in a de-listing of our shares and penny stock trading;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we intend to operate, including the impact of any changes in regulation and legislation that could affect the medical device industry;

●	our ability to meet our expectations regarding the commercial supply of our current products and any future products;

●	our ability to retain key executives;

●	our ability to internally develop new inventions and intellectual property;

●	the overall global economic environment;

●	the ultimate impact of health epidemics, on our business, our clinical trials, our research programs, healthcare system or the global economy as a whole;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	our ability to develop new product offerings and intellectual property;

●	changes in our strategy;

●	changes in our stock price, including before the closing of the Proposed Transaction; and

●	potential litigation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise for any reason.

We will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this report or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund working capital, capital expenditures and other general corporate purposes, which may include research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, the repayment, refinancing, redemption and/or repurchase of current or future indebtedness or capital stock, future acquisitions of licenses and other assets, any expenses incurred in connection with the Merger and if the proposed Merger is consummated, any other expenses of Fortitude or the repayment, refinancing, redemption and/or repurchase of Fortitude’s current or indebtedness. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received by us for our sale of securities sold pursuant to the prospectus supplement or free writing prospectus.

PLAN OF DISTRIBUTION

General

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or brokers;

●	directly to purchasers;

●	in a rights offering;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	in block trades;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to brokers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Brokers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to brokers.

We will describe the name or names of any underwriters, brokers or agents and the purchase price of the securities in a prospectus supplement relating to the securities. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through brokers, and these brokers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, brokers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on The Nasdaq Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on The Nasdaq Capital Market. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently traded on The Nasdaq Capital Market. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, brokers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, brokers or agents may be required to make.

Any compensation we pay underwriters or brokers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to brokers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, brokers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or brokers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, brokers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, agents or remarketing firms may be required to make. Underwriters, brokers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the terms of our securities, our amended and restated certificate of formation, as amended (“Certificate of Formation”), and our third amended and restated bylaws (“Bylaws”). As it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our Certificate of Formation and Bylaws, as in effect as of the date of filing with the SEC of our 2026 Annual Report, the forms of which are filed as exhibits to the 2026 Annual Report.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Texas Business Organizations Code (the “TBOC”). Our authorized capital stock consists of 500,000,000 shares of our common stock and 20,000,000 shares of our preferred stock, of which, as of September 22, 2026, there were 4,843,910 shares of common stock outstanding and held of record by 291 shareholders, 380,440 shares of Series C Preferred Stock (as defined below) outstanding that, as of such date, were convertible into 328,265 shares of common stock and held of record by 64 shareholders, and 421,861 shares of Series D Preferred Stock (as defined below) outstanding that, as of such date, were convertible into 421,861 shares of common stock and held of record by 556 shareholders Of our authorized Preferred Stock, 600,000 shares have been designated as Series C Convertible Preferred Stock, having a par value of $0.001 per share (the “Series C Preferred Stock”) and 4,285,714 shares have been designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”). Unless our Board of Directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote generally, including the election or removal of directors, subject to certain limitations. The holders of our common stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution on a pro rata basis. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our Preferred Stock, including any Preferred Stock we may authorize and issue in the future.

As a Texas corporation, we are subject to certain restrictions on dividends under the TBOC. Generally, a Texas corporation may pay dividends to its shareholders out of its surplus (the excess of its assets over its liabilities and stated capital) unless the dividend would render the corporation insolvent.

The declaration, amount and payment of any future dividends will be at the sole discretion of our Board of Directors. Our Board of Directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders.

We currently expect to retain all future earnings for use in the operation and expansion of our business and have no current plans to pay dividends.

Reclassification of Common Stock

On June 23, 2026, our Company and Merger Sub, entered into the Merger Agreement with Fortitude and HoldCo. The Merger Agreement provides that, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into HoldCo, with HoldCo surviving the merger (the “Merger”) with HeartSciences thereby becoming the sole managing member of the surviving company (the “Surviving Company”).

The Merger Agreement provides that, prior to the Effective Time, subject to shareholder approval, we will file a new Amended and Restated Certificate of Formation with the Secretary of State of the State of Texas in accordance with the applicable provisions of the Texas Business Organizations Code (the “New Charter”) that, among other things, will establish a new class of our Company’s common stock, designated as Class V common stock, $0.0001 par value per share (the “Class V Common Stock”), which will entitle the holder to one vote per share, and will have no economic rights. At Closing, our existing common stock, will have a $0.0001 par value per share, and will then be designated as Class A common stock (the “Class A Common Stock”). Such common stock shall only be issued if the Merger is consummated, subject to shareholder approval.

Preferred Stock

Our Certificate of Formation authorizes our Board of Directors to establish one or more series of Preferred Stock (including convertible Preferred Stock). Unless required by law or by the TBOC, the authorized shares of Preferred Stock will be available for issuance without further action by our shareholders.

Our Board of Directors will be able to determine, with respect to any series of Preferred Stock, the powers including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

●	the designation of the series;

●	the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the series.

We will be able to issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. In addition, the issuance of Preferred Stock may adversely affect the rights of holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of Preferred Stock may have an adverse impact on the market price of our common stock.

Series C Preferred Stock

As of September 22, 2026, there were 380,440 shares of Series C Preferred Stock outstanding that, as of such date, were convertible into 328,265 shares of common stock. As of September 22, 2026, there were no shares of Series A Preferred Stock or Series B Preferred Stock outstanding.

The Series C Preferred Stock was issued from April 2019 to October 2020 to accredited investors and has a liquidation preference to the common stock. As of September 22, 2026, the liquidation preference was approximately $9.5 million. An amendment to, or waiver of rights of the Series C Preferred Stock requires the approval of holders of a majority of the outstanding shares of the Series C Preferred Stock which must include Front Range Ventures, LLC, or FRV, for so long as FRV holds at least 71,000 shares of Series C Preferred Stock. Additionally, pursuant to the FRV Side Letter, for so long as FRV holds at least 71,000 shares of Series C Preferred Stock, it is entitled to appoint a member of the Board of Directors as well as a board observer, (the “Appointment Rights”). As of September 22, 2026, FRV has not exercised its Appointment Rights.

Voting and Dividends

The holders of the shares of the Series C Preferred Stock have voting rights equal to an equivalent number of shares of the common stock into which it is convertible and vote together as one class with the common stock.

The holders of the Series C Preferred Stock are entitled to receive dividends at an annual rate of $1.50 per share. Such dividends shall accrue and are payable out of funds legally available, are payable only when and if declared by the Board of Directors, and are noncumulative. The Company is not permitted to declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of the common stock payable in shares of common stock) unless the holders of the shares of the Series C Preferred Stock then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of the Series C Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate dividends then accrued on such share of the Series C Preferred Stock and not previously paid and (ii) in the case of a dividend on the common stock or any class or series that is convertible into common stock, that dividend per share of Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (2) the number of shares of common stock issuable upon conversion of a share of the Series C Preferred Stock.

No dividends have been declared to date on any shares of Preferred Stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of the Series C Preferred Stock are entitled to receive, prior and in preference to the holders of the common stock, a per share amount equal to 1.0 times the original issue price ($25.00 per share) plus any accrued but unpaid dividends thereon.

If upon the liquidation, dissolution or winding up of the Company, the assets of the Company that are legally available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts above, then the entire assets of the Company that are legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock in proportion to what they would otherwise be entitled to receive.

After the payment of the full Series C Preferred Stock liquidation preference and unpaid accrued dividends, the holders of the Series C Preferred Stock shall participate in the distribution of the entire remaining assets of the Company legally available for distributions pro rata to holders of the common stock on an as converted basis. The sale of a majority of the capital stock of the Company or the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole shall be a deemed liquidation for the purpose of the Series C Preferred Stock.

Conversion

Each share of Series C Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of common stock determined by dividing the original issue price of $25.00 by the conversion price for such series in effect at the time of conversion for the Series C Preferred Stock. The conversion price for the Series C Preferred Stock is subject to adjustment in accordance with conversion provisions contained in our Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock dated March 12, 2019. As of September 22, 2026, the conversion price of the Series C Preferred Stock was $28.97 per share. See “—Antidilution Provisions” below.

Each share of Series C Preferred Stock automatically converts into shares of common stock at the conversion price at the time in effect immediately upon the Company’s sale of its common stock in a public offering provided that the offering price is not less than $1,650.00 per share (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) and which results in aggregate cash proceeds of not less than $20.0 million before underwriting discounts, commissions, and fees.

In the event the Merger is consummated, each share of Series C Convertible Preferred Stock, issued and outstanding immediately prior to the Effective Time will be converted into a number of shares of Class A Common Stock as determined by the Mandatory Conversion.

Series D Preferred Stock

As of September 22, 2026, there were 421,861 shares of Series D Preferred Stock outstanding that, as of such date, were convertible into 421,861 shares of common stock.

Ranking

The Series D Preferred Stock ranks, as to dividend rights and rights upon the Company’s liquidation, dissolution, or winding up, senior to all classes or series of the Company’s common stock. The terms of the Series D Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series D Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Stated Value

Each share of Series D Preferred Stock has an initial stated value of $3.50, which is equal to the price per Unit, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series D Preferred Stock.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series D Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $3.50 per share, before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series D Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series D Preferred Stock, then the holders of the Series D Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series D Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series D Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of our remaining assets.

Our consolidation, merger or conversion with or into any other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all our property and assets (which shall not, in fact, result in our voluntary or involuntary liquidation, dissolution or winding up and the distribution of our assets to shareholders), shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Company.

Conversion at Option of Holder

Each share of Series D Preferred Stock shall be convertible into one (1) share of common stock, at the option of the holder thereof, at any time following the issuance date of such share of Series D Preferred Stock and on or prior to the fifth (5th) day prior to a redemption date, if any, as may have been fixed in any redemption notice with respect to the shares of Series D Preferred Stock, at our office or any transfer agent for such stock. The conversion rate shall not be adjusted for stock splits, stock dividends, recapitalizations or similar events.

Mandatory Conversion

At any time after issuance upon the occurrence of any of the following events, the Company shall have a right to direct the mandatory conversion of the Series D Preferred Stock: (a) a change in control, (b) if the price of the common stock closes at or above $5.00 per share for 10 consecutive trading days, or (c) if the Company consummates a firm commitment public offering of common stock for gross proceeds of at least $15 million at an offering price per share equal to or greater than $5.00.

In the event the Merger is consummated and immediately prior to the Effective Time, each share of Series D Preferred Stock, issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable share of Class A Common Stock in accordance with the Series D Forced Conversion.

Warrants

Investor Warrants

We issued warrants (the “Investor Warrants”) in connection with various funding transactions or as consideration, in lieu of cash, for amounts billed in respect of services rendered to us. The Investor Warrants have terms ranging from five to ten years from the date of issuance. As of September 22, 2026, there were Investor Warrants to purchase 81,550 shares of our common stock at exercise prices ranging from $3.35 to $104.00 per share.

MSW Warrants

In September 2023, we issued warrants in lieu of a facility fee payment in connection with entering into a note with Matthews Southwest Holdings Southwest, Inc (“MSW”). These warrants have a five-year term from the date of issuance. On November 16, 2023, we entered into a Warrant Amendment Agreement with MSW, amending warrants held by MSW (the “Existing MSW Warrants”) to reduce the exercise price of an aggregate of 10,000 Existing MSW Warrants to $16.00 per share. As of September 22, 2026, there were 10,000 Existing MSW Warrants at an original exercise prices ranging from $100.00 to $150.00 per share.

Warrants issued in connection with the Series D Preferred Stock Offering

As of September 22, 2026, we issued 1,912,383 warrants (the “Series D Warrants”) as part of our Series D Preferred Stock Offering (as defined below). On February 12, 2025, we filed an Offering Statement on Form 1-A (File No. 024-12572) with the Securities & Exchange Commission (the "SEC") for the sale of up to 4,285,714 Units, with each Unit consisting of (a) one share of our Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and (b) one Series D Warrant to purchase one share of our Common Stock, $0.001 par value, for a total of 4,285,714 shares of our Series D Preferred Stock and Series D Warrants to purchase up to an aggregate of 4,285,714 shares of our Common Stock, at an offering price of $3.50 per Unit (the "Series D Preferred Stock Offering"). Each Series D Warrant is exercisable to purchase one share of common stock at an exercise price of $5.00 per share. The applicable exercise price will be adjusted if specific events, summarized below, occur. A holder of our Series D Warrants will not be deemed a holder of the underlying stock for any purpose until the Series D Warrant is exercised.

Exercisability

The Series D Warrants are exercisable at any time after their original issuance and at any time up to the date that is 36 months after their original issuance. The Series D Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time an offering statement covering the issuance of the shares of common stock underlying the Series D Warrants under the Securities Act is qualified for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a Series D Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If at the time of exercise of a Series D Warrant there is no qualified offering statement (or effective registration statement), the offering statement (or prospectus, as applicable) contained therein is not available for the issuance of the underlying Series D Warrant shares or the Company is not current in its public company reporting obligations, the Series D Warrant may also be exercised, in whole or in part and in the holder’s sole discretion, at such time by means of a “cashless exercise” in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series D Warrant.

Exercise Price

The price per share of common stock purchasable upon exercise of the Series D Warrants is $5.00 per share. The exercise price is not subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability

Subject to applicable laws and procedural requirements, the Series D Warrants may be offered for sale, sold, transferred or assigned without our consent.

Adjustments in Certain Events

In the event of a capital reorganization or reclassification of our common stock, the Series D Warrants will be adjusted so that thereafter each Series D Warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the Series D Warrant had been exercised before the capital reorganization or reclassification of our common stock.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that Series D Warrant holders will be entitled to receive upon exercise of a Series D Warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our shareholder immediately before the transaction and who owned the same number of shares of common stock for which the Warrant was exercisable immediately before the transaction. No adjustment to the Series D Warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.

Rights as a Shareholder

Except as otherwise provided in the Series D Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Series D Warrant does not have the rights or privileges of a holder of our common stock until the holder exercises the Warrant.

Beneficial Ownership Limitation

Notwithstanding anything herein to the contrary, the Company shall not affect any exercise of any Series D Warrant, and a holder shall not have the right exercise any Series D Warrants, to the extent that, after giving effect to an attempted exercise set forth on an applicable exercise notice, such attempted exercise would result in the holder (together with such holder’s affiliates, and any other person whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the SEC).

Lead Selling Agents’ Warrants

As part of our Series D Preferred Stock Offering, there are up to 128,571 shares of Series D Preferred Stock issuable upon exercise of the Agent Warrants, which shares of Series D Preferred Stock may convert into up to 128,571 shares of common stock, and 128,571 shares of common stock issuable upon exercise of the Agent Unit Warrants contained within the Agent Warrants. As of September 22, 2026, 57,353 Agent Warrants have been issued.

Warrants issued in connection with the 2021 Bridge Financing

We issued warrants (the “Bridge Warrants”) to originally purchase 775 shares of common stock in connection with the 2021 Bridge Financing. The Bridge Warrants expire five years after the date of issuance, beginning on December 22, 2026, with an initial exercise price of $908.00 per share, subject to certain adjustments. No holder of a Bridge Warrant may exercise any portion of a Bridge Warrant if, after giving effect to such exercise, such holder (together with its Attribution Parties) would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such holder’s Bridge Warrant. This limitation may be waived by a holder, at its election, upon not less than 61 days’ prior notice to the Company, to change the limitation to 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such holder’s warrant. Any exercise of the Bridge Warrants resulting in a number of shares in excess of 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the exercise shall be deemed null and void and shall be cancelled ab initio.

On September 8, 2022, we entered into an amendment to the Bridge Warrants (“Bridge Warrant Amendment No. 1”). The Bridge Warrant Amendment No. 1 amended the Bridge Warrants by (i) increasing the number of shares of common stock for which the Bridge Warrants are exercisable from a total of 13,677 shares to a total of 16,849 shares, (ii) lowering the exercise price to $425.00 per share, (iii) providing that, until June 15, 2023, the exercise price will be further adjusted whenever the Company issues shares of common stock for consideration per share that when multiplied by 1.25 is less than the exercise price then in effect, subject to certain exceptions, (iv) confirming that, for purposes of the Bridge Warrants, the value of each share of common stock and each IPO Warrant was deemed to be $412.50 and $0.125, respectively, (v) providing that the number of shares of common stock underlying the Bridge Warrants will only be adjusted if the Company(a) pays a stock dividend on one or more classes of its then outstanding shares of common stock or otherwise makes a distribution on any class of capital stock that is payable in shares of common stock, (b) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of common stock into a larger number of shares or (c) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of common stock into a smaller number of shares, and (vi) amending the formula for calculating Black Scholes values.

On February 3, 2023, we entered into a second amendment to the Bridge Warrants (“Bridge Warrant Amendment No. 2”). The Bridge Warrant Amendment No. 2 amended the Bridge Warrants by (i) lowering the exercise price of $425.00 for a period of ten (10) business days beginning February 3, 2023 and ending February 16, 2023 (the “Limited Period”), during which period the exercise price was set at $100.00, subject to adjustments set forth in the Bridge Warrant; (ii) providing that during the Limited Period, the holder was able, in its sole discretion, to elect a cashless exercise of the Bridge Warrant in whole or in part, pursuant to which the holder received a net number of shares of common stock equal to one-third of the total number of shares into which the Bridge Warrant could otherwise have been exercised; and (iii) removing the exercise price adjustment provisions of the Bridge Warrants with limited exceptions for transactions such as stock dividends, stock splits, stock combinations and reverse stock splits. Additionally, the Bridge Warrant Amendment No. 2 provided that in the event that the aggregate number of shares of common stock to be received by a holder upon an exercise of its Bridge Warrant during the Limited Period would result in such holder’s receiving shares of common stock in excess of its applicable Bridge Maximum Percentage, in lieu of delivery of shares of common stock in excess of the Bridge Maximum Percentage, the holder would receive such excess shares as pre-funded warrants substantially in the form of the Pre-Funded Bridge Warrants, with certain exercise price adjustment provisions removed. Further, the Bridge Warrant Amendment No. 2 included a waiver of Section 4(w) of the Bridge SPA, which placed certain restrictions on the Company’s ability to issue securities for a specified period of time.

During the Limited Period, the Bridge Warrants were exercised for (i) a total of 11,736 shares of common stock at an exercise price of $100.00 per share or pursuant to cashless exercises in which the holder received a net number of shares of common stock equal to one-third of the total number of shares with respect to which the Bridge Warrant was exercised and (ii) the Remaining Pre-Funded Bridge Warrant to purchase 1,500 shares of common stock. At the end of the Limited Period, Remaining Bridge Warrants to purchase a total of 2,989 shares of common stock remained outstanding, with the exercise price adjusted back to $425.00 per share, subject to future adjustments as set forth in the Remaining Bridge Warrants.

The exercise price of the Remaining Bridge Warrants (as amended by the Bridge Warrant Amendment No. 1 and the Bridge Warrant Amendment No. 2) is subject to adjustment for certain events such as stock dividends, splits, and reverse splits or other combinations, but not otherwise as the result of issuances of additional securities by the Company, even if such issuances are at prices below the exercise price of the Bridge Warrants. Upon an adjustment of the exercise price as a result of a stock dividend, split, reverse split, combination or similar event, the number of shares of common stock to be received shall be proportionately adjusted. Otherwise, there are no antidilution provisions that result in adjustments to the number of shares of common stock to be received upon exercise of the Bridge Warrants

All Pre-Funded Bridge Warrants that were issued upon conversion of the Bridge Notes have been exercised in full and are no longer outstanding as of the date of the Annual Report, although the Remaining Pre-Funded Bridge Warrant issued in connection with Bridge Warrant Amendment No. 2 remains outstanding.

$1M Lender Warrants

In November 2021, we also issued warrants to purchase 152 shares of our common stock (“$1M Lender Warrants”), to FRV and John Q. Adams, the lenders of the $1M Notes as consideration for the extension of the maturity of the $1M Loan and Security Agreement to September 30, 2022. The $1M Loan and Security Agreement was further amended in May 2022 to extend the maturity date to September 30, 2023 and amended again in January 2023 to (i) further extend the maturity date of the portion of the $1M Notes issued to one lender (in the principal amount of $0.5 million) to March 31, 2024 and (ii) further extend the maturity date of the remaining portion of the $1M Notes issued to the other lender (in the principal amount of $0.5 million) to September 30, 2024. The $1M Loan and Security Agreement was further amended in September 2023 to extend the interest maturity date to one lender to December 31, 2023. In October 2023, we issued additional $1M Lender Warrants to purchase 2,000 shares of our common stock to lenders of the $1M Notes as consideration for the extension of the interest maturity date to one lender. The exercise prices of the $1M Lender Warrants range from $16.00 to $289.00 per share as of September 22, 2026. On November 16, 2023, we entered into the Adams Warrant Amendment, amending the $1M Lender Warrants owned by Mr. Adams to reduce the exercise price of an aggregate of 1,076 $1M Lender Warrants to $16.00 per share.

$1.5M Lender Warrants

In November 2021, we issued the $1.5M Lender Warrants exercisable for 71 shares of our common stock to noteholders of the $1.5M Notes as consideration for the extension of the maturity of the $1.5M Notes to January 31, 2023. The $1.5M Lender Warrants expire on October 12, 2026. The exercise price of the $1.5M Lender Warrants was $289.00 per share as of September 22, 2026.

Mount Sinai Warrants

On September 20, 2023, we entered into the License Agreements with the Icahn School of Medicine at Mount Sinai (“Mount Sinai”) to commercialize a range of AI cardiovascular algorithms developed by Mount Sinai. On November 15, 2023, we closed the transactions contemplated under the Mount Sinai Securities Purchase Agreement and the licenses under the License Agreements, which became effective on that date. As consideration, we issued pre-funded warrants to purchase up to 7,107 shares of our common stock with an exercise price per share of $0.001 and warrants to purchase up to 9,142 shares of our common stock with an exercise price per share of $50.60..

IPO Warrants

The following summary of certain terms and provisions of the IPO Warrants that were included in the Units issued in the IPO, plus the additional IPO Warrants issued as a result of the exercise, in part, of the underwriter’s over- allotment option in the IPO, is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and American Stock Transfer & Trust Company, LLC, as warrant agent, and the form of warrant, both of which are filed as exhibits to the Annual Report. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and the form of warrant.

Exercisability. The IPO Warrants are exercisable at any time until 5:00 P.M. New York City time on June 17, 2027. The IPO Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the IPO Warrants under the Securities Act of 1933, as amended, or the Securities Act, is effective and available for the issuance of such shares of common stock, or an exemption from registration under the Securities Act is available for the issuance of such shares of common stock, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the IPO Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such common stock, the holder may, in its sole discretion, elect to exercise the IPO Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the IPO Warrant. No fractional shares of common stock will be issued in connection with the exercise of an IPO Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price. We will not affect the exercise of any portion of the IPO Warrants, and the holder will not have the right to exercise any portion of the IPO Warrants, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the holder together with its affiliates and certain other persons specified in the IPO Warrants collectively would own beneficially in excess of 4.99% (or, upon election by a holder prior to the issuance of any IPO Warrants, 9.99%) of the shares of common stock outstanding immediately after giving effect to such exercise.

Exercise Price. The exercise price per share purchasable upon exercise of the IPO Warrants is $425.00 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the IPO Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent. The IPO Warrants were issued in registered form under a warrant agent agreement between Equiniti Trust Company, LLC (formerly American Stock Trading & Trust Company, LLC), as warrant agent, and us. The IPO Warrants shall be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the IPO Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our shares of common stock, the holders of the IPO Warrants will be entitled to receive upon exercise of the IPO Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the IPO Warrants immediately prior to such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the IPO Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of an IPO Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the IPO Warrant.

Governing Law. The IPO Warrants and the warrant agent agreement are governed by New York law.

IPO Underwriter Warrants

At the consummation of the IPO, we issued warrants to the underwriter, or the Underwriter’s Warrants, to purchase 1,050 shares of common stock, representing 7.0% of the aggregate number of shares of common stock underlying the Units sold in the IPO. The Underwriter’s Warrants expire at 5:00 P.M. New York City time on June 17, 2027, have an exercise price equal to $425.00, which is equal to 100% of the public offering price per Unit in the IPO, provide for a “cashless” exercise, and contain certain antidilution adjustments (but excluding any price based antidilution). The Underwriter’s Warrants contain provisions for unlimited “piggyback” registration rights for a period of no greater than three (3) years from the date of the IPO in compliance with FINRA Rule 5110(g)(8)(D). Pursuant to FINRA Rule 5110(e), the Underwriter’s Warrants and any shares of common stock issued upon exercise of the Underwriter’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the IPO, except certain transfers of such securities, including: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the IPO and the officers or partners thereof, if all securities so transferred remain subject to lock-up restriction set forth in Section 4(a) of the Underwriter’s Warrant for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities offered in the IPO; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth in Section 4(a) of the Underwriter’s Warrant for the remainder of the time period.

Options

The Company grants certain employees and board members stock option awards where vesting is contingent upon a service period, as it believes that such awards better align the interests of its employees with those of its shareholders. Stock option awards are granted with an exercise price equal to or above the market price of the Company’s stock at the date of grant. Certain stock option awards provide for accelerated vesting if there is a change in control, as defined in the option agreement. Stock options may not, subject to certain limited exceptions, be exercised when an employee leaves the Company. Where option awards are granted based on service periods, they generally vest quarterly based on three years of continuous service for executive directors and employees, or 12 months continuous service for directors and have 10-year contractual terms. At September 22, 2026, there were time-based options to purchase a total of 776,684 shares of common stock at an average exercise price of $5.84 per share.

The Company also grants stock option awards where vesting is contingent upon meeting various departmental and/or company-wide performance goals, including, in some instances, FDA and/or CE Mark regulatory approval and/or certain EBITDA and funding thresholds. Such performance-based stock options are expected to vest when the performance criteria and metrics have been met. These stock options have a term of ten years. At September 22, 2026, there were performance-based options to purchase a total of 2,472 shares of common stock at an average exercise price of $227.56 per share.

Equity Incentive Plan

On March 15, 2023, our Board of Directors adopted the 2023 Equity Incentive Plan (the “Equity Incentive Plan”), subject to shareholder approval. The Equity Incentive Plan provides for the grant of nonstatutory stock options, incentive stock options, restricted stock, restricted stock units, performance units, performance shares, and other share-based awards. All of our employees, officers and directors, as well as consultants and advisors, are eligible to receive awards under the Equity Incentive Plan. On January 17, 2024, the shareholders approved the Equity Incentive Plan at our annual shareholder meeting.

Pursuant to the Equity Incentive Plan, as amended on November 27, 2023, we are authorized to issue up to 85,000 shares of our Common Stock plus (i) any shares of our Common Stock subject to options that expire or otherwise terminate without having been exercised in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest, with the maximum number of shares of our Common Stock to be added to the Equity Incentive Plan under this clause (ii) equal to 8,322 shares of our Common Stock. The number of shares of our Common Stock available for issuance under the Equity Incentive Plan will be subject to automatic increase on the first day of each of our fiscal years beginning with the fiscal year beginning May 1, 2024, so that the number of shares of our Common Stock available for issuance under the Equity Incentive Plan is equal to the least of: (i) 25% of the total number of shares of all classes of our Common Stock and preferred stock as converted to our Common Stock outstanding on the last day of the immediately preceding fiscal year, and (ii) a lesser number of shares of our Common Stock determined by the administrator of the Equity Incentive Plan.

On July 9, 2025, our Board of Directors approved an amendment to the Equity Incentive Plan to increase the maximum aggregate number of shares of our Common Stock that may be issued under the Equity Incentive Plan to 1,000,000 shares of Common Stock (the “Plan Shares Increase Amendment”). The Plan Shares Increase Amendment was approved by the Company’s shareholders at the Annual Meeting held on April 30, 2026.

On December 3, 2025, our Board of Directors approved Plan Amendment No. 3 to further increase the maximum aggregate number of shares of our common stock reserved for issuance under the Plan from 1,000,000 shares of our common stock plus the Evergreen Shares, collectively to 1,250,000 shares of our common stock plus the Evergreen Shares, including shares previously issued under the Plan, subject to shareholder approval. Such Plan amendment was approved at the annual shareholder meeting held on April 30, 2026.

On June 22, 2026, in connection with the execution of the Merger Agreement, the Board approved Amendment No. 4 to the 2023 Equity Incentive Plan to increase the maximum aggregate number of shares of Common Stock that may be issued under the plan by an additional 475,000 shares and the Evergreen Shares (as provided in such amendment) (the “Plan Amendment”). The Plan Amendment is subject to approval of the Company’s shareholders and shall be considered and voted upon by the Company’s shareholders as part of the shareholder proposals to be submitted to the Company’s shareholders in connection with Merger Agreement.

As described below, incentive awards authorized under the Equity Incentive Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Code. If an incentive award granted under the Equity Incentive Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the Equity Incentive Plan. Set forth below is the summary of the principal features of the Equity Incentive Plan.

Administration — The Equity Incentive Plan is administered by our Compensation Committee or our board of directors in the absence of such a committee. Subject to the terms of the Equity Incentive Plan, the Equity Incentive Plan administrator may select participants to receive awards, determine fair market value of our shares, determine the types of awards and terms and conditions of awards and interpret provisions of the Equity Incentive Plan, to institute an exchange program (without shareholder approval) pursuant to which outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms), awards of a different type, and/or cash (except that the Equity Incentive Plan administrator may not, without shareholder approval, reprice any options or pay cash or issue new options in exchange for the surrender and cancellation of outstanding options), modify awards granted under the Equity Incentive Plan, and make all other determinations deemed necessary or advisable for administering the Equity Incentive Plan.

Grants — The Equity Incentive Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance shares, performance units or other share-based rewards intended to comply with Section 162(m) of the Code and SARs, as described below:

●	Options granted under the Equity Incentive Plan entitle the grantee, upon exercise, to purchase up to a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our Common Stock covered by an option generally cannot be less than the fair market value of our Common Stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of our Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our Common Stock on the date of grant.

●	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the Compensation Committee or our board of directors, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

●	The Compensation Committee or our board of directors may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

●	The Equity Incentive Plan authorizes the granting of stock awards. The Compensation Committee or our board of directors will establish the number of shares of our Common Stock to be awarded (subject to the aggregate limit established under the Equity Incentive Plan upon the number of shares of our Common Stock that may be awarded or sold under the Equity Incentive Plan) and the terms applicable to each award, including performance restrictions.

Non-Transferability of Awards — Unless the Equity Incentive Plan administrator provides otherwise, the Equity Incentive Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments — In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Equity Incentive Plan, the Equity Incentive Plan administrator will adjust the number and class of shares that may be delivered under the Equity Incentive Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in the Equity Incentive Plan.

Dissolution, Liquidation — The Equity Incentive Plan provides that in the event of a proposed dissolution or liquidation of our Company, to the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

Dividends or Dividend Equivalents for Performance Awards — Notwithstanding anything to the foregoing herein, the right to receive dividends, dividend equivalents or distributions with respect to a performance award will only be granted to a participant if and to the extent that the underlying award is earned.

Merger, Change of Control — The Equity Incentive Plan provides that in the event of a merger or a change of control, as defined under the Equity Incentive Plan, each outstanding award will be treated as the Equity Incentive Plan administrator determines, including, without limitation, that each award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.

Duration, Amendment, and Termination — Our Board of Directors has the power to amend, suspend or terminate the Equity Incentive Plan without shareholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our shareholders within one year of such change. Unless sooner terminated, the Equity Incentive Plan would terminate ten years after it was adopted.

Forfeiture Provisions — The Equity Incentive Plan administrator may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award. Except as set forth for options, generally awards will be forfeited if not earned or vested upon termination, unless otherwise provided for in an award agreement.

Adjustments for Stock Dividends and Similar Events — The Equity Incentive Plan administrator will make appropriate adjustments in outstanding awards and the number of shares of our Common Stock available for issuance under the Equity Incentive Plan, including the individual limitations on awards, to reflect dividends, splits, extraordinary cash dividends and other similar events.

Antidilution Provisions

As of September 22, 2026, approximately 328,265 shares of common stock issuable upon the conversion of Series C Preferred Stock were subject to anti-dilution protection provisions. The holders of these securities may be entitled to receive additional shares of common stock upon conversion of the Series C Preferred Stock.

Registration Rights

We previously granted certain registration rights to the holders of the Series C Preferred Stock. Under the terms of the registration rights agreement, which we refer to as the Series C Registration Rights Agreement, the holders of the Series C Preferred Stock owning not less than 30% of (i) the common stock issuable or issued upon conversion of the Series C Preferred Stock; and (ii) any common stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above, referred to herein as the Series C Registrable Securities, and the anticipated aggregate offering price, net of certain expenses, would exceed $10 million, may demand that the Company file a registration statement relating to the Series C Registrable Securities owned by the holders who have demanded such registration. In addition, if at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from holders of at least twenty-five percent (25%) of the Series C Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Series C Registrable Securities of such holders having an anticipated aggregate offering price, net of certain expenses, of at least $3 million, then the Company will be required to file a registration statement relating to the resale of the Series C Registrable Securities owned by such holders. Finally, if the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the holders of the Series C Preferred Stock) any of the common stock under the Securities Act in connection with the public offering of such securities solely for cash, the Company is required to give each holder of Series C Registrable Securities notice of such registration and such holders may include their Series C Registrable Securities in such registration statement.

We have also agreed to grant certain unlimited “piggyback” registration rights to the underwriters’ representative in connection with the underwriters’ representative’s warrants. For more information, see “— Underwriter’s Warrants” above.

In connection with the Closing, Fortitude Seller, our Company and the Surviving Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), which will become effective at the Effective Time. The Registration Rights Agreement will provide, among other things, certain demand and “piggy-back” registration rights to the Fortitude Seller.

Annual Shareholder Meetings

Our Bylaws provide that annual shareholder meetings will be held at a date, time and place, if any, as exclusively selected by our Board of Directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-takeover Effects of Certain Provisions of Our Certificate of Formation, Bylaws and Texas Law

Our Certificate of Formation and Bylaws and the TBOC contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by shareholders.

Authorized but unissued capital stock

Texas law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of The Nasdaq Stock Market LLC, or the Nasdaq, which apply so long as our securities are listed on the Nasdaq, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board of Directors may generally issue shares of Preferred Stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of common stock or Preferred Stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Classified Board of Directors

Our Certificate of Formation provides that our Board of Directors be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our Board of Directors. Our Certificate of Formation and Bylaws provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors.

Removal of directors; vacancies

Under the TBOC, unless otherwise provided in our Certificate of Formation, directors serving on a classified board may be removed by the shareholders only for cause. Our Certificate of Formation provides that directors may be removed only for cause. In addition, our Certificate of Formation also provides that, subject to the rights granted to one or more series of Preferred Stock then outstanding, any vacancy occurring in our Board of Directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the directors then in office (even if the remaining directors constitute less than a quorum of the Board of Directors), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified.

No cumulative voting

Under Texas law, the right to vote cumulatively does not exist unless the certificate of formation specifically authorizes cumulative voting. Our Certificate of Formation does not authorize cumulative voting. Therefore, shareholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special shareholder meetings

Our Certificate of Formation provides that special meetings of our shareholders may be called at any time by the Board of Directors, the chairman of the Board of Directors or the chief executive officer of the Company. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for advance notification of director nominations and shareholder proposals

Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a shareholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 75 days nor more than 100 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice. Our Bylaws allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Shareholder action by written consent

Our Certificate of Formation provides that any action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders only with the unanimous written consent of our shareholders. In connection with the Merger Agreement, subject to shareholder approval, prior to the Effective Time we will file the New Charter providing for any action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders only with the written consent of a number of issued and outstanding shares of Class A Common Stock and Class V Common Stock, voting together as a single class, that would be required for approval of such action at a meeting of shareholders at which all of the shares issued, outstanding and entitled to vote on such matter were present and voted.

Amendment and restatement of bylaws

Our Bylaws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Texas and our Certificate of Formation.

The combination of the classification of our Board of Directors and the lack of cumulative voting will make it more difficult for shareholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ rights of appraisal and payment

Under the TBOC, with certain exceptions, our shareholders will have appraisal rights in connection with a merger, a sale of all or substantially all of our assets, an interest exchange or a conversion. Pursuant to the TBOC, shareholders who properly request and perfect appraisal rights in connection with such merger, sale of all or substantially all of our assets, interest exchange or conversion will have the right to receive payment of the fair value of their shares as agreed to between the shareholder and the Company or, if they are unable to reach agreement, as determined by the State District Court in Tarrant County, Texas. Notwithstanding the foregoing, holders of common stock and Series D Preferred Stock are not entitled to appraisal or dissenters’ rights in connection with the Proposed Transaction. However, holders of Series C Preferred Stock who do not vote in favor of the applicable matters and who properly comply with the requirements of Chapter 10, Subchapter H of the TBOC may be entitled to appraisal (dissenters’) rights with respect to those shares.

Shareholders’ derivative actions

Under the TBOC, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action (i) is a holder of our shares at the time of the transaction to which the action relates or such shareholder became a shareholder by operation of law from a person that was a shareholder at the time of the transaction to which the action relates and (ii) fairly and adequately represents the interests of the Company in enforcing the right of the Company.

Limitations on liability and indemnification of officers and directors

The TBOC authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties (other than breaches of the directors’ duty of loyalty to corporations or their shareholders), subject to certain exceptions. Our Certificate of Formation includes a provision that limits the personal liability of directors for monetary damages for an act or omission in the director’s capacity as a director to the fullest extent permitted by Texas law. However, exculpation will not apply to any director if the director has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions, derived an improper benefit from his or her actions as a director or engaged in an act or omission for which the liability of the director is expressly provided by an applicable statute.

Our Certificate of Formation provides that we must indemnify our directors and officers to the fullest extent authorized by the TBOC. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Formation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

As of September 22, 2026, there is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Business combinations

Under Title 2, Chapter 21, Subchapter M of the TBOC, we may not engage in certain “business combinations” with any “affiliated shareholder,” or any affiliate or associate of the affiliated shareholder for a three-year period following the time that the shareholder became an affiliated shareholder, unless:

●	prior to such time, our Board of Directors approved either the business combination of the transaction which resulted in the shareholder becoming an affiliated shareholder; or

●	not less than six months after the affiliated shareholders’ share acquisition date, the business combination is approved by the affirmative vote at a meeting, and not by written consent, of holders of at least 662⁄3% of our outstanding voting shares that are not owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder.

Generally, a “business combination” includes a merger, asset or stock sale or other similar transaction. Subject to certain exceptions, an “affiliated shareholder” is a person who beneficially owns (as determined pursuant to Title 2, Chapter 21, Subchapter M of the TBOC), or within the previous three years beneficially owned, 20% or more of our outstanding voting shares. For purposes of this section only, “voting share” has the meaning given to it in Title 2, Chapter 21, Subchapter M of the TBOC.

Under certain circumstances, this provision will make it more difficult for a person who would be an “affiliated shareholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our Board of Directors because the shareholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in such shareholder becoming an affiliated shareholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Listing

Our common stock and the IPO Warrants are listed on the Nasdaq under the symbol “HSCS” and “HSCSW,” respectively.

Subject to and upon completion of the Proposed Transaction, our Company is expected to be renamed “Fortitude Mining Group, Inc.” and shares of Class A Common Stock on Nasdaq will change its ticker symbol from HSCS to “TUDE” and the IPO Warrants will trade on Nasdaq under the new trading symbol “TUDEW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and IPO Warrants is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to our shareholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designations, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our shareholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the shareholders entitled to the rights distribution;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether shareholders are entitled to oversubscription rights, if any;

●	any applicable U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contracts for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

 The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Business Combinations under Texas Law

Under Title 2, Chapter 21, Subchapter M of the TBOC, we may not engage in certain “business combinations” with any “affiliated shareholder,” or any affiliate or associate of the affiliated shareholder for a three-year period following the time that the shareholder became an affiliated shareholder, unless:

●	prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the shareholder becoming an affiliated shareholder; or

●	not less than six months after the affiliated shareholders’ share acquisition date, the business combination is approved by the affirmative vote at a meeting, and not by written consent, of holders of at least 662/3% of our outstanding voting shares that are not owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder.

Generally, a “business combination” includes a merger, asset or stock sale or other similar transaction. Subject to certain exceptions, an “affiliated shareholder” is a person who beneficially owns (as determined pursuant to Title 2, Chapter 21, Subchapter M of the TBOC), or within the previous three years beneficially owned, 20% or more of our outstanding voting shares. For purposes of this section only, “voting share” has the meaning given to it in Title 2, Chapter 21, Subchapter M of the TBOC.

Under certain circumstances, this provision will make it more difficult for a person who would be an “affiliated shareholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our Board of Directors.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

The TBOC authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties (other than breaches of the directors’ duty of loyalty to corporations or their shareholders), subject to certain exceptions. Our Certificate of Formation includes a provision that limits the personal liability of directors for monetary damages for an act or omission in the director’s capacity as a director to the fullest extent permitted by Texas law. However, exculpation will not apply to any director if the director has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions, derived an improper benefit from his or her actions as a director or engaged in an act or omission for which the liability of the director is expressly provided by an applicable statute.

Our Certificate of Formation provides that we must indemnify our directors and officers to the fullest extent authorized by the TBOC. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Formation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. As of the date of this prospectus, there is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Foley Shechter Ablovatskiy LLP (“FSA”), New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus. FSA may receive shares of our common stock in connection with the satisfaction of outstanding legal fees payable to FSA. Although FSA is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the applicable prospectus supplement relating to the offering.

EXPERTS

The financial statements as of April 30, 2026 and 2025, and for the years then ended and related notes, incorporated by reference into this prospectus, and the registration statement of which it forms a part have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Our web site address is https://heartsciences.com. The information on our web site, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.heartsciences.com, through which you can access our SEC filings. The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website, the SEC’s website or any other website referenced herein is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents previously filed by the Company with the SEC pursuant to the Exchange Act, are incorporated herein by reference:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2026, filed with the SEC on July 23, 2026;

●	the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2026, filed with the SEC on September 14, 2026;

●	the Current Reports on Form 8-K, filed with the SEC on May 6, 2026, June 23, 2026, June 26, 2026, July 10, 2026, July 27, 2026, July 27, 2026 (on Form 8-K/A), August 7, 2026, August 18, 2026, August 19, 2026 (on Form 8-K/A) and September 17, 2026;

●	the Preliminary Proxy Statement on Schedule 14A, filed with the SEC on July 27, 2026 and the Preliminary Proxy Statement on Schedule 14A, Amendment No. 1, filed with the SEC on September 18, 2026; and

●	the description of the Company’s common stock, incorporated by reference in the Company’s Registration Statement Form 8-A (File No. 001-41422), filed with the SEC on June 14, 2022, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.20 to the Company’s Annual Report on Form 10-K referred to above).

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-41422.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished, but not filed, with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference, unless such Form 8-K expressly provides to the contrary.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Corporate Secretary at Danielle Watson, Chief Financial Officer, c/o HeartSciences Inc., 550 Reserve Street, Suite 360, Southlake, Texas 76092, telephone number (682) 237-7781. You may also find these documents in the “Investor Relations” section of our website, www.heartsciences.com. The information on our website is not incorporated into this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$27,620
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total	$27,620	*

*	Fees depend on number of issuances and amount of securities sold and accordingly cannot be estimated at this time. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Directors and Officers

HeartSciences Inc. (the “Company”, “we”, “us” or “our”) was incorporated under the laws of Texas.

The Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify a director who was, is or is threatened to be a named defendant or respondent in a proceeding as a result of the performance of his duties if such person acted in good faith and, in the case of conduct in the person’s official capacity as a director, in a manner he reasonably believed to be in the best interests of the corporation and, in all other cases, that the person reasonably believed his conduct was not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, the TBOC further permits a corporation to eliminate in its certificate of formation all monetary liability of the corporation’s directors to the corporation or its shareholders for conduct in performance of such director’s duties. Our amended and restated certificate of formation (the “Certificate of Formation”) provides that a director of the Company will not be liable to the Company or its shareholders for monetary damages for any act or omission by the director in the performance of his duties, except that, pursuant to the TBOC, there will be no limitation of liability to the extent the director has been found liable under applicable law for: (i) breach of the director’s duty of loyalty owed to our Company or our shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to our Company or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (iv) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

Sections 8.101 and 8.103 of the TBOC provide that a corporation may indemnify a person who was, is or is threatened to be a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii); (iv) by the shareholders in a vote that excludes the shares held by directors who are not disinterested and independent; or (v) by a unanimous vote of the shareholders.

These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

We maintain directors and officers liability policy designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to our Company and our subsidiaries for sums paid to our directors and officers as indemnification for similar liability. We also maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
1.2	Equity Distribution Agreement, dated as of September 18, 2023 by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 1.2 to the Company's Registration Statement on Form S-3, filed with the SEC on September 18, 2023)
1.3	Amendment No. 1 to Equity Distribution Agreement dated November 9, 2023 by and between the Company and Maxim Group LLC (incorporated by referred to Exhibit 1.2 to the Company's Current Report on Form 8-K, filed with the SEC on November 17, 2023)
1.4	Amendment No. 2 to Equity Distribution Agreement dated November 17, 2023 by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 1.3 to the Company's Current Report on Form 8-K filed with the SEC on November 17, 2023)
1.5	Amendment No. 3 to Equity Distribution Agreement dated August 3, 2025 by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 1.4 to the Company's Current Report on Form 8-K, filed with the SEC on August 4, 2025.
1.6	Engagement Agreement, dated as of October 17, 2024, by and between the Company and Digital Offering, LLC (incorporated by reference to Exhibit 1.1 to the Company's Offering Statement on Form 1-A/A, filed with the SEC on March 3, 2025)
1.7	Form of Selling Agency Agreement with Digital Offering, by and between the Company and Digital Offering, LLC (incorporated by reference to Exhibit 1.2 to the Company's Offering Statement on Form 1-A/A, filed with the SEC on March 3, 2025)
1.8	First Amendment to Selling Agency Agreement with Digital Offering, by and between the Company and Digital Offering, LLC dated March 10, 2025 (incorporated by reference to Exhibit 56 to the Company's Quarterly Report on Form 10-Q, filed with the SEC on March 13, 2025)
2.1+	Merger Agreement, dated June 23, 2026, by and among the Company, Fortitude Mining Holdings, Inc., Fortitude Mining HoldCo, LLC and Cordis Acquisition, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2026)
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of July 27, 2026, by and among HeartSciences Inc., Cordis Acquisition, LLC, Fortitude Mining Holdings, Inc. and Fortitude Mining HoldCo, LLC (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K, filed with the SEC on July 27, 2026)
4.1	Form of Registration Rights Agreement by and between the Company and Buyers listed as signatories thereto, dated December 22, 2021 (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, filed with the SEC on May 17, 2022)
4.2	Form of Bridge Warrant (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1, filed with the SEC on May 17, 2022)
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-1 filed May 17, 2022)
4.4	Form of $1M Lender Warrant and $1.5M Lender Warrant (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-1, filed with the SEC on May 17, 2022)
4.5	Form of Investor Warrant (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-1, filed with the SEC on May 17, 2022)
4.6	Representative’s Warrant Agreement issued June 17, 2022 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the SEC on June 23, 2022)
4.7	Warrant Agent Agreement dated June 17, 2022 by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the SEC on June 23, 2022)
4.8	Form of Certificated Warrant (incorporated by reference to Exhibit 4.10 to Amendment No. 2 to the Company's Registration Statement on Form S-1, filed with the SEC on June 10, 2022)
4.9	Amendment No. 1 to Bridge Warrants dated September 8, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2022)
4.10	Form of Amendment No. 2 to Bridge Warrants dated February 3, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 3, 2023)
4.11	Form of Amended and Restated Warrant to Purchase common stock, as amended through February 3, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 22, 2023)
4.12	Form of Pre-Funded Warrant, issued pursuant to Amendment No. 2 to Warrants to Purchase common stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K/A, filed with the SEC on March 14, 2023)

4.13	Form of Warrant to Purchase common stock dated September 7, 2023 (incorporated by reference to Exhibit 4.1 the Company's Current Report on Form 8-K, filed with the SEC on September 7, 2023)
4.14	Form of Pre-Funded Purchase Warrant dated as of September 20, 2023 (incorporated by reference to Exhibit 4.1 the Company's Current Report on Form 8-K, filed with the SEC on September 21, 2023)
4.15	Form of common stock Warrant dated September 20, 2023 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the SEC on September 21, 2023)
4.16	Form of Common Warrant (incorporated by reference to Exhibit 3.17 to the Company's Offering Statement on Form 1-A/A, filed with the SEC on March 3, 2025)
4.17	Form of Selling Agent's Warrant (incorporated by reference to Exhibit 3.18 to the Company's Offering Statement on Form 1-A/A, filed with the SEC on March 3, 2025)
4.18	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Company's Offering Statement on Form 1-A/A, filed with the SEC on March 3, 2025)
4.19	Form of Escrow Agreement (incorporated by reference to Exhibit 8.1 to the Company's Offering Statement on Form 1-A/A, filed with the SEC on March 3, 2025)
4.20*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock
4.21#	Form of Senior Indenture
4.22#	Form of Subordinated Indenture
4.23*	Form of Warrant Agreement and Warrant Certificate
4.24*	Form of Rights Agreement
4.25*	Form of Unit Agreement and Unit Certificate
5.1#	Opinion of Foley Shechter Ablovatskiy LLP relating to base prospectus.
23.1#	Consent of Haskell & White LLP, independent registered public accounting firm of HeartSciences Inc.
23.2#	Consent of Foley Shechter Ablovatskiy LLP (included in the opinion filed as Exhibit 5.1).
23.3#	Consent of CBIZ CPAs P.C., independent registered public accounting firm of Fortitude Mining Holdings, Inc. and its subsidiaries.
24.1#	Power of Attorney (included on the signature page of this registration statement).
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
107#	Filing Fee Table

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

**	To be filed, if necessary, separately under electronic form type “305B2” in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

#	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas, on September 25, 2026.

HEARTSCIENCES INC.

By:	/s/ Andrew Simpson
	Name:	Andrew Simpson
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HeartSciences Inc., hereby severally constitute and appoint each of Andrew Simpson and Danielle Watson as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Simpson
Andrew Simpson	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 25, 2026

/s/ Danielle Watson
Danielle Watson	Chief Financial Officer and Treasurer Controller, VP and Interim Secretary (Principal Financial and Accounting Officer)	September 25, 2026

/s/ Bruce Brent
Bruce Bent	Director	September 25, 2026

/s/ David R. Wells
David R. Wells	Director	September 25, 2026

/s/ Brian Szymczak
Brian Szymczak	Director	September 25, 2026